Ceres Ventures, Inc.
430 Park Avenue
Suite 702
New York, NY 10022
Telephone: (212) 2246-3030 • Facsimile (212) 246-3039

December 29, 2011

Ms. Janet Bien
1727 E. Beaver Lake Dr., SE
Sammamish, WA 98075

Re:          Consulting Agreement with Ceres Ventures, Inc.

Dear Janet:

This letter (the “Agreement”) sets forth the terms and conditions of your engagement as an independent consultant to and by Ceres Ventures, Inc. (the “Company”). For the purposes of this Agreement, capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed thereto in Paragraph 21 hereof.

1.           Position and Duties.

(a)           Executive Positions. In your capacity as an independent consultant to the Company hereunder, you shall be appointed by the Company to serve as its Chief Financial Officer and/or to such other positions as the Company’s Board of Directors (the “Board”) may from time to time designate (collectively, the “Executive Positions”); your services hereunder shall include, but not be limited to, the preparation and adjudication of financial statements, drafting sections of a registration statements on Form S-1(or other applicable forms of registration statements) to support public offerings of the Company’s securities, managing the auditor relationship and preparing materials required for the auditors to issue an opinion, to assist in establishing a database for the Company’s financial documents, maintaining the Company’s financial records, preparing other materials at the Company’s request, signing financial statements and performing other duties consistent with the role of Chief Financial Officer. In performance of your duties, you shall be subject to the direction of, and be reporting directly to the Company’s President and Chief Executive Officer, and the Company’s Board of Directors; anything herein to the contrary notwithstanding, if requested by the Board, you will immediately resign from any Executive Positions in which you may be serving at such time. Your execution of this Agreement constitutes your acceptance of your appointment as the Company’s Chief Financial Officer.

(b)           Part Time Efforts. While you agree to devote as much of your efforts, professional attention, knowledge, and experience as may be necessary to carry on your duties pursuant to this Agreement and the fulfillment of your responsibilities in accordance with the Executive Positions, it is acknowledged that your engagement is on a “part-time” basis. Subject further to Paragraph 19 (d) hereof, you may render accounting and executive services to, or serve as a director of, any other Person without the prior approval of the Board, so long as such services do not create a conflict of interest with you fulfilling your responsibilities in your Executive Positions.

(c)           Travel. Upon reasonable notice, you shall be available to travel as the reasonable needs of the Company’s Business require. The Company shall reimburse you for reasonable child care costs associated with travel on behalf of the Company.

(d)           Code of Ethics. During the term of this Agreement and at any time during which you are serving in an Executive Position with the Company you agree to execute, deliver and adhere to the Company’s Code of Ethics and Business Conduct, a copy of which is attached hereto as Appendix A (the “Code of Ethics”), including the provisions thereof pertaining to the purchase and sale of the company’s publicly traded securities while you may be in possession of material non public information.

Ceres Ventures, Inc.

Janet Bien
December 29, 2011
Re: At Will Consulting Agreement
Page | 2

2.           At-Will Engagement as a Consultant.

Anything herein to the contrary notwithstanding, your engagement as a consultant with and by the Company is an “at-will engagement” arrangement and may be terminated by you or the Company at any time, with or without cause, and for any reason whatsoever, upon written notice as provided in Paragraph 10 hereof.

3.           Compensation.

You shall act in the capacity of an independent contractor and shall not be an employee of the Company during the term of this Agreement. You shall be compensated by the Company for your services hereunder as follows:

(a)          Cash Compensation

(i) Monthly Fee. Commencing December 29, 2011(the “Start Date”), you shall be paid a fee of $1,500 per month (the “Monthly Fee”); the Monthly Fee is payable in installments of $750.00 each on the 15th and last day of each calendar month during the term of this Agreement. Other than the month on which your employment commences, the Monthly Fee shall be prorated for any partial months during the term of this Agreement. The Monthly Fee shall be reported to the IRS on Form 1099.

(ii)           Accrual of Monthly Fee. Notwithstanding anything in this Paragraph 3 to the contrary, you hereby agree to defer $500 per month of your Monthly Fee (the “Deferred Compensation”). Such Deferred Compensation shall accrue without interest until such time as the Company shall effect one or more financing transactions from which the Company receives net proceeds of no less than $500,000. At such time the Company shall pay you all Deferred Compensation owed to you under this Paragraph 3(a)(ii) and shall pay you your full Monthly Fee beginning with the next Monthly Fee installment. In the event your consulting arrangement is terminated by either you or the Company prior to the Company effecting the above outlined financing(s), the Company shall pay you your Deferred Compensation in six equal installments after termination in the same manner as the Monthly Fee.

(iii)         Review of Compensation. Your compensation shall be reviewed upon the one year anniversary of your entering into this Agreement.

(b)          Stock Awards

No stock awards will be granted to you upon entrance into this Agreement. Notwithstanding anything in the previous sentence to the contrary, you shall be entitled to receive stock awards in the form of stock options or restricted stock grants as the Company’s Board of Directors, in its sole discretion, may determine, pursuant to the Company’s stock incentive plan.

4.           Additional Benefits.

(a)           Business Expense Reimbursement. You shall be entitled to reimbursement for reasonable travel and other out-of-pocket expenses necessarily incurred in the performance of your duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company (collectively, “Business Expense Reimbursement”).

(b)           D&O Insurance; Officer Liability. The Company does not currently have D&O insurance. Upon the completion of one or more financings in which the Company receives net proceeds of no less than $500,000, the Company shall make a commercially reasonable attempt to obtain D&O insurance.

Ceres Ventures, Inc.

Janet Bien
December 29, 2011
Re: At Will Consulting Agreement
Page | 3

5.           Your Representations and Warranties.

You represent and warrant to the Company that:

(a)           The execution, delivery and performance of this Agreement by you does not conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under any contract, agreement or understanding, whether oral or written, to which you are a party or of which you or should be aware and that there are no restrictions, covenants, agreements or limitations on his right or ability to enter into and perform the terms of this Agreement, and agrees to indemnify and save the Company and its affiliates harmless from any liability, cost or expense, including attorney’s fees, based upon or arising out of any such restrictions, covenants, agreements, or limitations that may be found to exist;

(b)           Except as set forth in Appendix B attached hereto, you are not party to any ongoing civil or criminal proceedings, and have not been party such proceedings within the past ten years, and do not know of any such proceeding that may be threatened or pending against you; and

(c)           You are not currently engaged in activities and will not knowingly engage in future activities that may cause embarrassment to the Company or tarnish the reputation or public image of the Company, including but not necessarily limited to association with or party to: any criminal behavior(s) such as drug use, theft, or any other potential or active violation of law; political controversy, civil disobedience, or public protest; lewd, lascivious behavior.

6.           [Intentionally Omitted]

7.           [Intentionally Omitted]

8.           Non-competition and Non-Solicitation and Non-Circumvention.

(a)           Non-competition. Except as authorized by the Board, during the term of this Agreement and for a period of one (1) year thereafter, you will not (except as an officer, director, stockholder, employee, agent or consultant of the Company or any subsidiary or affiliate thereof) either directly or indirectly, whether or not for consideration, (i) in any way, directly or indirectly, solicit, divert, or take away the business of any person who is or was a customer of the Company, or in any manner influence such person to cease doing business in part or in whole with Company; (ii) engage in a Competing Business; (iii) advise, be employed by or perform any services for, any person engaged in a Competing Business; or (iv) engage in any practice the purpose or effect of which is to intentionally evade the provisions of this covenant. or purposes of this section, “Competing Business” means any company or business which is engaged directly or indirectly in any Company Business then carried on or planned to be carried on (if such plans were developed the term of this Agreement) by the Company or any of its subsidiaries or affiliates.

(b)           Non-Solicitation and Non-Circumvention. For a period of one year following the termination of this Agreement, you will not directly or indirectly, whether for your account or for the account of any other individual or entity, solicit or canvas the trade, business or patronage of, or sell to, any individuals or entities that were investors, customers or employees of the Company during the term of this Agreement, or prospective customers with respect to whom a sales effort, presentation or proposal was made by the Company or its affiliates, during the one year period prior to the termination of this Agreement. Without limiting the foregoing, you shall not, directly or indirectly, (i) solicit, induce, enter into any agreement with, or attempt to influence any individual who was an employee or consultant of the Company at any time during the term of this Agreement, to terminate his or her employment relationship with the Company or to become employed or engaged by you or any individual or entity by which you are employed or for which you are acting as a consultant or other advisory capacity (ii) interfere in any other way with the employment, or other relationship, of any employee of, or consultant to, the Company or its affiliates.

Ceres Ventures, Inc.

Janet Bien
December 29, 2011
Re: At Will Consulting Agreement
Page | 4

(c)           Requirement to Safeguard Confidential Information. All Confidential Information of the Company is expressly acknowledged by you to be the sole property of the Company, and the disclosure of the Confidential Information shall not be deemed to confer any rights with respect to such Confidential Information on you. You will exercise reasonable care to ensure the confidentiality of the Confidential Information. All confidential information which you may now possess, or may obtain or create prior to the termination date of this Agreement, relating to the business of the Company, or any customer or supplier of the Company, or any agreements, arrangements, or understandings to which the Company is a party, shall not be disclosed or made accessible by you to any other person or entity either during the term of or after the termination of this Agreement or used by you except during the term of this Agreement in the business and for the benefit of the Company, without the prior written consent of the Company. Nothing herein shall be construed as an obligation of the Company to consent to the terms and conditions of any such request and under no circumstances shall any such approval be deemed to waive, alter or modify the terms and conditions of this Agreement. You shall return all tangible evidence of such Confidential Information to the Company prior to or upon the termination of this Agreement.

9.           Enforcement.

(a)          Provisions Reasonable. You acknowledge and agreed that:

(i)            before and since the Start Date the Company has operated and competed and will operate and compete in a global market, with respect to the Company’s Business;

(ii)          competitors of the Company are located in countries around the world;

(iii)         in order to protect the Company adequately, any enjoinder of competition would have to apply world-wide;

(iv)          during the term of this Agreement, both before and after the Start Date, on behalf of the Company, you have acquired and will acquire knowledge of, and you have come into contact with, initiated and established relationships with and will come into contact with, initiate and establish relationships with, both existing and new clients, customers, suppliers, principals, contacts and prospects of the Company, and that in some circumstances you have been or may well become the senior or sole representative of the Company dealing with such persons; and

(v)            in light of the foregoing, the provisions of Paragraph 8 are reasonable and necessary for the proper protection of the business, property and goodwill of the Company and the Company’s Business.

(b)          Enforcement. Nothing herein contained shall be construed as prohibiting the Company or you from pursuing any remedies available for any breach or threatened breach of this Agreement. A waiver by the Company or you of any breach of any provision hereof shall not operate or be construed as a waiver of a breach of any other provision of this Agreement or of any subsequent breach.

10.         Termination.

(a)          Manner of Termination. The Company and you may terminate this Agreement, with or without cause, for any reason whatsoever, by providing written notice (the “Termination Notice”), in accordance with Paragraph 17, to the other specifying the date of termination (the “Termination Date”).

(b)          Effect of Termination. In the event this Agreement is terminated pursuant to Paragraph 10 (a) your rights and the Company’s obligations hereunder shall cease as of the effective date of the termination; provided, however, that the Company shall pay you

Ceres Ventures, Inc.

Janet Bien
December 29, 2011
Re: At Will Consulting Agreement
Page | 5

(i) your Monthly Fee, prorated through the Termination Date and (ii) your Business Expense Reimbursements through the Termination Date and (iii) your Deferred Compensation as outlined in Paragraph 3(a)(ii); the full payment to you of the items enumerated in clauses (i), (ii) and (iii) above, upon termination of this Agreement, shall completely and fully discharge and constitute a release by you of any and all obligations and liabilities of the Company to you, including, without limitation, the right to receive any other compensation hereunder, and you shall not be entitled to any severance compensation of any kind, and shall have no further right or claim to any compensation, or severance compensation under this Agreement or otherwise against the Company or its affiliates, from and after the Termination Date.

(c)           Resignation. The termination of this Agreement pursuant to this Paragraph 10 shall constitute your resignation from any and all Executive Positions and, if applicable, as a Director of the Company effective as of the Termination Date.

(d)           Return of Documents and Property. Upon the expiration or termination of this Agreement, or at any time upon the request of the Company, you (or your heirs or personal representatives) shall deliver to the Company in good order (a) all documents and materials (including, without limitation, computer files) containing Trade Secrets and Confidential Information relating to the business and affairs of the Company or its affiliates; (b) all documents, materials, equipment and other property (including, without limitation, computer files, computer programs, computer operating systems, computers, printers, scanners, pagers, telephones, credit cards and ID cards) belonging to the Company or its affiliates, which in either case are in the possession or under the your control (or the control of your heirs or personal representatives); and (c) all corporate records of the Company, including minute books, accounting related materials, audit related materials, attorney correspondence, and any other such records which may be in your possession.

(e)           Survival of Certain Provisions. Notwithstanding anything to the contrary contained herein, if this Agreement is terminated the provisions of Paragraphs 5, , 8, 9, 10, 12 and 13 of this Agreement shall survive such termination and continue in full force and effect.

(f)           Relinquishment of Authority. Notwithstanding anything to the contrary set forth herein, upon written notice to you, the Company may immediately relieve you of all your duties and responsibilities hereunder and may relieve you of authority to act on behalf of, or legally bind, the Company. However, such action by the Company shall not alter the Company’s obligations to you with regard to the procedure for a termination.

11.         Successors and Assigns.

This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. In view of the personal nature of the services to be performed under this Agreement by you, you shall not have the right to assign or transfer any of your rights, obligations or benefits under this Agreement, except as otherwise noted herein.

12.         No Reliance on Representations.

You acknowledge that you are not relying, and have not relied, on any promise, representation or statement made by or on behalf of the Company which is not set forth in this Agreement.

13.         Entire Agreements; Amendments.

This Agreement sets forth our entire understanding with respect to your engagement by the Company as a consultant, and supersedes all existing agreements between you and the Company concerning such engagement, and may be modified only by a written instrument duly executed by each of you and the Company.

Ceres Ventures, Inc.

Janet Bien
December 29, 2011
Re: At Will Consulting Agreement
Page | 6

14.         Waiver.

Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

15.         Construction.

You and the Company have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by you and the Company and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa. The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

16.         Severability.

Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

17.         Notices.

All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and sent to the party to which the notice, demand or request is being made by (i) certified mail, return receipt requested, (ii) nationally recognized overnight courier delivery, (iii) by facsimile transmission provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party or (iv) hand delivery as follows:

To the Company:

Ceres Ventures, Inc.
430 Park Avenue, Suite 702
New York, NY 10022
Attention: President and Chief Executive Officer
Fax: (212) 246-3039

With a copy (which shall not constitute notice) to:

Joseph Sierchio, Esq.
Sierchio & Company, LLP
430 Park Avenue, Suite 702
New York, NY 10022
Fax: (212) 246-3039

Ceres Ventures, Inc.

Janet Bien
December 29, 2011
Re: At Will Consulting Agreement
Page | 7

To you:

Ms. Janet Bien
Fax: (   )-(   )-(    )

or to such other address, facsimile number, or email address, as is specified by a party by notice to the other party given in accordance with the provisions of this Paragraph 17. Any notice given in accordance with the provisions of this Paragraph 17 shall be deemed given (i) three (3) business days after mailing (if sent by certified mail), (ii) one (1) business day after deposit of same with a nationally recognized overnight courier service (if delivered by nationally recognized overnight courier service), or (iii) on the date delivery is made if delivered by hand or facsimile.

18.         Counterparts; Delivery by Facsimile.

(a)           This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by you and the Company and delivered to the other, it being understood that you and the Company need not sign the same counterpart. This Agreement may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

(b)           This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

19.         Disclosure and Avoidance of Conflicts of Interest.

During the term of this Agreement, you will promptly, fully and frankly disclose to the Company in writing:

(a)           the nature and extent of any interest you or your Affiliates (as hereinafter defined) have or may have, directly or indirectly, in any contract or transaction or proposed contract or transaction of or with the Company or any subsidiary or affiliate of the Company;

(b)           every office you may hold or acquire, and every property you or your Affiliates may possess or acquire, whereby directly or indirectly a duty or interest might be created in conflict with the interests of the Company or your duties and obligations under this Agreement;

(c)           the nature and extent of any conflict referred to in subsection (b) above; and

(d)           you acknowledge that it is the policy of the Company that all interests and conflicts of the sort described herein be avoided, and you agree to comply with all policies and directives of the Board from time to time regulating, restricting or prohibiting circumstances giving rise to interests or conflicts of the sort described herein. During the term of this Agreement, without prior written approval of the Board, which approval may be granted or denied in its sole discretion, you shall not enter into any agreement, arrangement or understanding with any other person or entity that would in any way conflict or interfere with this Agreement or your duties or obligations under this Agreement or that would otherwise prevent you from performing your obligations hereunder, and you represent and warrant that you or your Affiliates have not entered into any such agreement, arrangement or understanding.

Ceres Ventures, Inc.

Janet Bien
December 29, 2011
Re: At Will Consulting Agreement
Page | 8

20.         Code Section 409A.

This Agreement shall be interpreted, construed and administered in a manner that satisfies the requirements of Sections 409A of the Internal Revenue Code of 1986, as amended from time to time and the Treasury Regulations thereunder (the “Code”), and any payment scheduled to be made hereunder that would otherwise violate Section 409A of the Code shall be delayed to the extent necessary for this Agreement and such payment to comply with Section 409A of the Code.

21.         Definitions.

For purposes of this Agreement, the following terms shall have the meanings ascribed to them below:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.
“Company’s Business” means the Company’s business activities and operations as conducted during the term of this Agreement and all products planned, researched, developed, tested, manufactured, sold, licensed, leased or otherwise distributed or put into use by the Company or any of its Affiliates, together with all services provided or planned by the Company or any of its Affiliates, during your relationship with the Company.

“Confidential Information” shall mean any and all information in addition to Trade Secrets used by, or which is in the possession of the Company and relating to the Company’s business or assets specifically including, but not limited to, information relating to the Company’s products, services, strategies, pricing, customers, representatives, suppliers, distributors, technology, finances, employee compensation, computer software and hardware, inventions, developments, in each case to the extent that such information is not required to be disclosed by applicable law or compelled to be disclosed by any governmental authority. Notwithstanding the foregoing, the terms “Trade Secrets” and “Confidential Information” do not include information that (i) is or becomes generally available to or known by the public (other than as a result of a disclosure by the Executive), provided, that the source of such information is not known by you to be bound by a confidentiality agreement with the Company; or (ii) is independently developed by you without violating this Agreement.

“Person” means any natural person, corporation, company, limited or general partnership, joint stock company, joint venture, association, limited liability company, trust, bank, trust company, land trust, business trust or other entity or organization.

“Trade Secrets” shall mean all confidential and proprietary information belonging to the Company (including current client lists and prospective client lists, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information.

22.         Further Assurances. The parties will execute such further instruments and take such further actions as may be reasonably necessary to carry out the intent of this Agreement.

23.         Non-Employee Status; Independent Contractor. The Company and you hereby acknowledge that you are and will be an independent consultant to and not an employee (or person of similar status) of the Company or any of its Affiliates (defined below) for purposes of the Internal Revenue Code of 1986, as amended (the “Code”), and Sections 601-608 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). You acknowledge that you will not be paid any “wages” (as defined in the Code) in respect of the services under this Agreement, and the Company will not withhold any amounts from the consideration paid hereunder for tax purposes.

Ceres Ventures, Inc.

Janet Bien
December 29, 2011
Re: At Will Consulting Agreement
Page | 9

You shall be solely responsible for all taxes (including penalties and interests thereon) imposed on you by reason of the payment of any compensation, benefits or other amounts payable in respect of the this Agreement or the services under this Agreement, if any, and shall indemnify the Company and its Affiliates for any losses or damages (including reasonable attorneys’ fees) incurred or suffered by the Company or its Affiliates as a result of your failure to pay any such taxes (including any penalties and interest thereon).

24.         Governing Law. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, County of New York for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

If you agree to, and accept employment in accordance with, the foregoing terms and conditions, please sign a copy of this Agreement where indicated below and return it to the Company.

Sincerely,

Ceres Ventures, Inc.

By:
Name:	Amit S. Dang
Title:	Director

Acceptance

On this 29th day of December, 2011, I, Janet Bien, agree to and accept the terms and conditions of this Consulting Agreement with Ceres Ventures, Inc.

Janet Bien

Appendix A
Company Code of Ethics and Business Conduct

OVERVIEW

Ceres Ventures, Inc. (“Ceres”) has adopted a Code of Ethics that applies to all Officers, Directors, and Employees of the company and its affiliates (herein collectively referred to as, “Employee” or “Employees”).

In so doing, this Code of Ethics demands the highest standards of business conduct required of all Employees.

The Code is part of Ceres’ ongoing effort to comply with applicable laws and have an effective program in place to prevent and detect violations of law; this code is an effort to train and educate Ceres Employees about ethical business practices.

OBJECTIVE

A key Ceres objective is to conduct business operations in the most ethical manner possible. Ceres cares about its Employees, shareholders, clients, suppliers and the communities in which it conducts business operations. During the course of meeting its business objectives, Ceres believes that it is essential for all Employees to understand and comply with the Code of Ethics and in so doing, participate in Ceres’ way of operating its business.

STANDARD OF CONDUCT

Ceres insists that all aspects of its business operations be conducted with honesty, integrity, fairness and with respect for those affected by its business activities. Similarly, Ceres expects the same in its relationships among those with whom it does business.

All Employees are expected to maintain and promote integrity and honesty in all business transactions. Employees must conduct themselves according to the highest ethical standards and are expected to apply ethical business practices in the administrative and financial affairs of Ceres’ business operations.

There is no Code of Ethics that can expect to define suitable behavior for each situation, nor should it seek to do so. As such, Employees are expected to exercise vigilance and make considered judgment of what is right and proper in any particular situation.

While carrying out the business operations of Ceres, Employees are expected to be accountable, truthful, trustworthy, conscientious, and committed to the highest standards of ethical business practices. As such, Employees are required to avoid all impropriety as well as the appearance of impropriety when conducting Ceres business operations.

ACCURACY AND COMPLETENESS OF ACCOUNTING RECORDS

Ceres’ accounting and supporting documents must accurately and completely describe and represent the nature and result of Ceres’ business operations. The results and activities of Ceres’ operations must be presented in a fair and unbiased manner.

Ceres business transactions must be appropriately authorized as well as completely and accurately recorded on the Company’s books. Proposed budgets, financial assessments, evaluations and fiscal presentations must fairly present all information relevant to the business transaction. Furthermore, at no time will the Company establish or maintain cash funds or asset accounts which are unrecorded.

Misappropriation, wrongful allocation, or improper use of the Company’s assets and property, or the false entry to records and reports by any Employee or by others must be reported to Board of Ceres.

Ceres Ventures, Inc.

Janet Bien
December 29, 2011
Re: At Will Consulting Agreement
Page | 2

ACCURATE AND TIMELY COMMUNICATION

Ceres expects Employees to be completely truthful and forthright in all internal and external interactions and communications, whether with shareholders, clients, government agencies, or others.

Employees will ensure that all statements are accurate and complete with no misrepresentations which may mislead or misinform. In all cases, Employees are expected to provide full, prompt and accurate disclosure to governmental agencies.

MAINTAINING AND RETAINING RECORDS

In order to maintain the security and integrity of Ceres’ record-keeping and reporting systems, all Employees must adhere to applicable records retention procedures and fully understand how to document and transact entries that fall within their jurisdiction.

All Employees are expected to comply fully with audits and provide timely response to requests for records or other materials from or on behalf of Ceres’ auditors or management.

COMPLYING WITH THE LAW

Ceres Employees are expected to fully comply with both the letter and the spirit of the laws and regulations of the countries in which the Company conducts business.

Ceres Employees are expected to act in accordance with the accepted business practices in commercial markets and adhere to the contractual terms and conditions applicable to any business transaction.

All Employees must commit to abiding by all applicable laws and regulations.

The breach of rules, regulations, ethical standards, and laws cannot be justified by the pursuit of profit or the departure from acceptable practice by competitors.

INSIDER TRADING

Ceres Employees are strictly prohibited by law from buying or selling the Company’s shares or any other public security as a result of inside information.

Furthermore, it is against the law and unethical to provide such information about Ceres to other individuals or companies so that they may gain.

In accordance with the Code of Ethics, Employees are strictly prohibited from trading in shares of Ceres, clients or suppliers as a result of any inside information.

ENVIRONMENTAL ISSUES

Ceres is committed to running its business in an environmentally sound and sustainable manner. Ceres’ objective is to ensure that its business operations have the minimum adverse environmental impact commensurate with the legitimate needs of its business operations.

DISCLOSURE OF PERSONAL INTEREST

Ceres Employees are expected to fully disclose any personal interest(s) which could impinge or might reasonably be considered by others to conflict with their business dealings with industry.

2

Ceres Ventures, Inc.

Janet Bien
December 29, 2011
Re: At Will Consulting Agreement
Page | 3

Ceres Employees must not engage in personal activities and financial interests that may conflict with their responsibilities and obligations to the Company or give assistance to competitors, in conflict with the interests of Ceres or its clients.
Under all circumstances, Employees must obtain the formal consent of Ceres management if they intend to become partners, shareholders, or Directors, or participants in companies outside the Ceres corporate structure.

PERSONAL DISCRETION AND CONFIDENTIALITY

At all times, Employees are expected to respect the confidentiality of information received during the course of business dealings and must never use such information for personal benefit or gain.

Employees are expected to give information during the course of business which is truthful, complete and fair and never intended to mislead.

Employees cannot disclose Ceres trade secrets, confidential or proprietary information, or any other such information without the written, formal authorization of management. Such information may not be disclosed as a means of making profit, gains or benefits.

At no time can Employees use Internet bulletin boards, chat rooms, messaging services, or other electronic systems to discuss issues, affairs, or opinions related to Ceres or any of its industries, or to respond to comments about the Company. Ceres considers electronic postings to be the same as “speaking to the media”.

FAIR COMPETITION

Ceres is committed to vigorous yet fair competition and supports the development of appropriate competition laws. Each Employee must avoid any business arrangement that might prevent the effective operation of fair competition.

COMPLIANCE WITH THE COMPANY’S CODE OF ETHICS

Ceres’ Board of Directors is responsible for ensuring that the standards outlined in the Code of Ethics are fully communicated to all Employees and are similarly understood and adhered to.

Should the Company experience loss of business as a result of adhering to the Code of Ethics, the Board of Directors will not criticize, condemn or complain.

Likewise, should a real or suspected breach of the Company’s Code of Ethics be brought to the attention of the Company, the Board of Directors will ensure that the reporting Employee does not suffer as a consequence of doing so.

The Company’s Code of Ethics are reflective of Ceres’ ethical standards and expectations. Accordingly, Employees are expected to fulfill the Company’s ethical commitments in a way that is clearly visible to all those with whom Ceres conducts its business.

At all times, Employees are expected to fully comply with the standards established in the Code of Ethics and ensure that their personal conduct is always above reproach.

Ceres expects each Employee to ensure that the conduct of others around him or her is in compliance with the Code of Ethics and that any breach of the same is duly reported to management.

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Ceres Ventures, Inc.

Janet Bien
December 29, 2011
Re: At Will Consulting Agreement
Page | 4

All breaches of the law or violations of regulations and the standards of conduct listed in this Code of Ethics may lead to serious consequences for the Employee concerned; Ceres Employees have a legal, moral, and ethical duty to report any such real or suspected violation to the Board of Directors and regulatory authorities.

“CODE OF ETHICS” ENFORCEMENT

Ceres Employees understand and acknowledge that a breach of the Code of Ethics can result in severe disciplinary action, including but not necessarily limited to termination.

The Company’s Code of Ethics will be fairly enforced at all levels, without prejudice.
ANNUAL ACKNOWLEDGEMENT

Each Employee will be required to sign a statement annually that he or she has read and understands Ceres’ Code of Ethics. This statement will also require that the Employee state that he or she is in full compliance with the Code.

EMPLOYEE CERTIFICATION AND ACKNOWLEDGEMENT

I acknowledge and certify that I have read and understood the information set forth in the Code of Ethics of Ceres Ventures, Inc. and will comply with these principles in my daily work activities. I am not aware of any violation of the standards of Ceres’ Code of Ethics.

Date: December 29, 2011

Name (print): Janet Bien

Position: Chief Financial Officer

Address: 1727 E. Beaver Lake Dr., SE
Sammamish, WA 98075

Signature:

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